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                                                                EXHIBIT NO. 99.4

Contact:      Edward R. Carlin
              Chief Financial Officer
              (865) 966-2000

         GOODY'S FAMILY CLOTHING SECURES $130 MILLION FINANCING FACILITY

         KNOXVILLE, Tenn. (June 1, 2001) - Goody's Family Clothing, Inc. (Nasdaq/NM:GDYS) today reported that it has entered into a five-year $130 million loan and security agreement with The CIT Group/Business Credit, Inc. acting as Agent for a syndicate of lenders.

         The new loan and security agreement replaces the Company's $115 million credit facility that was to expire on June 30, 2001. The new facility provides for cash borrowings for general corporate purposes, including a $95 million sub-facility for the issuance of letters of credit. The new facility is secured by the Company's cash, accounts receivables and inventories. Borrowings under the new facility are limited by collateral formulas based principally upon the Company's eligible inventories. Borrowings would bear interest at either LIBOR plus an applicable margin or the prime rate.

         Robert M. Goodfriend, Chairman and Chief Executive Officer, commented, "The new loan and credit agreement represents an important milestone for the Company which will provide us with the resources to continue our growth. We believe that this agreement also demonstrates the syndicate's confidence in our Company's future growth. We welcome the new relationship with CIT and the syndicate, and the resulting benefits of association with one of the largest commercial financial institutions in America."

         This press release contains certain forward-looking statements which are based upon current expectations, business plans and estimates and involve material risks and uncertainties including, but not limited to (i) the Company's compliance with loan covenants; (ii) the availability of sufficient eligible collateral; (iii) the absence of a material adverse change in the business; (iv) weather conditions; (v) the timely availability of merchandise in sufficient quantities to satisfy customer demand; (vi) customer demand and trends in the apparel and retail industry and to the acceptance of merchandise acquired for sale by the Company; (vii) the effectiveness of advertising and promotional events; (viii) the impact of competitors' pricing and store expansion; (ix) the ability to enter into acceptable leases for new store locations; (x) the timing, magnitude and costs of opening new stores; (xi) individual store performance, including new stores; (xii) employee relations; (xiii) the general economic conditions within the Company's markets and an improvement in the overall retail environment; (xiv) the Company's financing plans; (xv) trends affecting the Company's financial condition or results of operations; (xvi) the ability to achieve efficiency in merchandise distribution through the second distribution center, without material start-up problems; and (xvii) the Company's ability to successfully execute its business plans and strategies. Readers are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement as a result of various factors. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company's financial results may be found in the Company's public filings with the Securities and Exchange Commission. Certain of such filings may be accessed through the Securities and Exchange Commission's web site, http://www.sec.gov.

         With headquarters in Knoxville, Tennessee, Goody's is a retailer of moderately priced family apparel for women, men and children operating 322 stores in the 18 states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia and West Virginia.


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